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                                    FORM 8-A


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                       AND


                        LISTING OF SUCH SECURITIES ON THE
                          NEW YORK STOCK EXCHANGE, INC.

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                          RELIANT ENERGY, INCORPORATED
             (Exact name of registrant as specified in its charter)


               TEXAS                                     74-0694415
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


            1111 LOUISIANA
            HOUSTON, TEXAS                                  77002
(Address of principal executive offices)                  (Zip Code)


              Securities to be registered pursuant to Section 12(b)
               of the Securities Exchange Act of 1934 (the "Act"):


                                                             Name of each exchange on which
Title of each class to be so registered                      each class is to be registered
---------------------------------------                      ------------------------------
9.15% First Mortgage Bonds due 2021                          New York Stock Exchange

This form relates to the registration of a class of "debt securities," as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A.(c). The issuer of these securities is subject to and in compliance with the reporting requirements under
Section 12 or Section 15(d) of the Act.

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.

Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): N/A


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All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and, the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.


Registrant        Reliant Energy, Incorporated
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Date                        12/5/01
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By                     /s/ LINDA GEIGER
                  ----------------------------
                     Assistant Treasurer